Exhibit 99.1

Oglebay Norton Company North Point Tower 1001 Lakeside Avenue, 15th Floor Cleveland, OH 44114-1151 TEL 216-861-3300 FAX 216-861-2863 www.oglebaynorton.com

NEWS

For Immediate Release

For Further Information Contact:

JULIE A. BOLAND

VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND TREASURER

216-861-8941

jboland@oglebay.onco.com

OR

STEVE PHILLIPS

EDWARD HOWARD & CO.

216-781-2400

sphillips@edwardhoward.com

Oglebay Norton Reports Third Quarter 2003 Results

CLEVELAND, OH—October 22, 2003—Oglebay Norton Company (NASDAQ: OGLE) reports its results for the third quarter and first nine months ending on September 30, 2003. Results include:

•	Revenues for the quarter were $121.5 million compared to $123.7 million in the year-earlier period. Revenues for the nine-month period were $300.9 million compared to $298.6 million in the prior-year nine-month period.

•	Operating income for the quarter was $6.0 million compared to operating income of $14.5 million in the third quarter of 2002. For the 2003 nine-month period, the company reported an operating loss of $2.4 million compared to operating income of $31.5 million for the 2002 nine-month period. Results for the 2003 nine-month period include a $13.1 million asset impairment charge taken in the second quarter to reduce the net book value of the Performance Minerals segment’s Specialty Minerals operation.

•	Net income for the quarter, including an income tax benefit of $5.2 million, primarily from a reversal of 1999 tax-year reserves, was $325,000, or $0.06 per diluted share. That compares to net income of $2.0 million, or $0.40 per diluted share, for the third quarter last year. Net loss for the nine months, including the impact of the second-quarter 2003 asset impairment charge and the $1.4 million after-tax cumulative effect charge for asset retirement obligations, was $23.3 million, or $4.57 per share, compared to net income of $74,000, or $0.01 per share, for the same period last year.

•	Earnings before interest, taxes, depreciation and amortization (EBITDA) were $18.8 million compared to $24.7 million in the third quarter 2002. EBITDA for the nine-month period was $39.3 million compared to $55.8 million in the year-earlier nine-month period. (See attached financial tables for GAAP reconciliation.)

Oglebay Norton President and Chief Executive Officer Michael D. Lundin commented: “We took two critical steps during the third quarter that are intended to help us reach our goal of restructuring our debt and better positioning us for the future. First, we entered into agreements with our bank group and senior secured note holders to amend the company’s credit agreements. These amended agreements provide us with relief on restrictive covenants, restore our ability to draw on our credit facility to fund operations, and enable us to focus on a longer-term restructuring plan. Second, as part of this restructuring, management announced its intention to focus on a smaller set of core businesses – our limestone and limestone fillers operations. We believe these operations offer the most significant business development opportunities. As part of that decision, management announced its intention to sell the company’s lime and mica operations.”

Commenting on the third quarter results, Lundin said, “Revenues for the quarter were down slightly, primarily reflecting continued weak demand for limestone and shipping services from our Great Lakes Minerals segment. This decrease was partially offset by increases in sales from our Performance Minerals and Global Stone segments. The decrease in the company’s operating income for the quarter reflects lower income from the Great Lakes Minerals segment, as well as increased general, administrative and selling expenses.”

The increase in general, administrative and selling expenses for the quarter and the year to date is a result of higher retirement costs, legal and consulting fees related to operational restructuring and negotiations with the company’s senior secured lenders and bad debt reserves. Legal and consulting fees totaled $1.7 million for the quarter and $2.6 million for the first nine months of 2003.

The Great Lakes Minerals segment’s revenues for the quarter decreased to $52.0 million from $58.5 million in the third quarter 2002. Excluding the addition of Erie Sand & Gravel, the segment’s revenue declined 21% quarter over quarter. The decrease was primarily due to lower limestone shipments from the segment’s quarries and decreased shipments on the segment’s fleet resulting from reduced demand. Operating income for the third quarter decreased to $3.3 million in 2003 from $8.5 million in the prior year. The decrease in operating income was primarily a result of reduced revenues and the effect of lower volumes on gross margin.

The Global Stone segment’s revenues for the quarter were $45.8 million, up from $43.1 million in the 2002 third quarter. The increase in revenues and operating income is attributable to strong demand for all product lines. Operating income in the quarter was $5.1 million compared to $4.5 million in last year’s third quarter.

The Performance Minerals segment’s revenues for the quarter were $25.4 million compared to $23.2 million in the same period last year. The increase in revenues reflects increased demand for frac sand from oil service companies in the California market. Operating income for the quarter was down slightly to $3.5 million due to higher FAS 143 reclamation costs.

Lundin added: “We continue to identify and implement measures to contain costs, increase productivity and improve working capital efficiency, especially inventory management.

Some of the measures we have taken have improved our cash position but have had a negative effect on operating income.”

Lundin concluded: “Obtaining the support of our senior lenders to amend the company’s credit agreements last month has given us the opportunity to now move forward with our business plans. We are actively seeking buyers for certain company assets and continue to develop restructuring alternatives with our financial advisors. We are encouraged by the options we have identified that would enable us to restructure our debt and execute our business plan. Ideally, we would hope to find a solution that creates value for all stakeholders. We believe such a resolution is possible, but it is, of course, only one of several possible outcomes.”

Oglebay Norton Company, a Cleveland, Ohio-based company with a 149-year heritage, provides essential minerals and aggregates to a broad range of markets, from building materials and home improvement to the environmental, energy and metallurgical industries. The company’s website is located at www.oglebaynorton.com.

A Note re EBITDA: EBITDA numbers are presented here to provide additional information and are not a measure of financial performance under accounting principles generally accepted in the United States (GAAP). Management believes that EBITDA information is useful to the readers of its financial statements because it is a primary measure used by its banking group to assess the performance of the Company and to set covenant levels. A reconciliation of EBITDA to operating (loss) income, the most directly comparable GAAP-based measure of financial performance, may be found in the attached financial tables.

Mr. Lundin will host a conference call at 11:00 a.m. Eastern Daylight Time on Thursday, October 23, 2003 which will be webcast live in listen only mode via the Oglebay Norton Company website. It also will be available for replay starting at 2:00 p.m. EDT, October 23, 2003 until 8:00 P.M. EDT, Thursday, November 6, 2003 on the website and via MCI WorldCom conferencing services. To access the live or taped webcast, go to the Oglebay Norton Company website at www.oglebaynorton.com and click the conference call button on the investor relations home page. To access the replay via telephone, dial 1-800-964-3380. The access code is: LUNDIN.

Certain statements contained in this release are “forward-looking” in that they reflect management’s expectations and beliefs regarding the future performance of the Company and its operating segments. Forward-looking statements are necessarily subject to risks, uncertainties and other factors, many of which are outside the control of the Company, which could cause actual results to differ materially from such statements. There can be no assurance that a successful restructuring and/or sale of assets can be accomplished, and that it will provide adequate liquidity for the Company to sufficiently improve its financial position. Weather, particularly in the Great Lakes region, water levels, energy, fuel and oil prices, steel production, changes in the demand for the Company’s products due to changes in technology, Great Lakes and Mid-Atlantic construction activity, the California economy and population growth rates in the Southwestern United States, the outcome of negotiations of labor agreements, the loss or bankruptcy of major customers or insurers, changes in environmental law, and changes in asbestos or silica product liability litigation filed in the United States and determinations by a court or jury against the Company’s interest all can impact revenues and earnings. Some of our customers have filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code. We do not expect that these reorganizations will have a material impact on the Company’s financial condition. Please refer to the Company’s current and subsequent SEC filings under the Securities and Exchange Act of 1934, as amended, for further information.

# # #

OGLEBAY NORTON COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

	Three Months Ended September 30		Nine Months Ended September 30
	2003	2002	2003	2002
(000's, except per share amounts)

NET SALES AND OPERATING REVENUES	$121,527	$123,653	$300,917	$298,600
COST AND EXPENSES
Cost of goods sold and operating expenses	91,030	89,745	229,458	215,874
Depreciation, depletion, amortization and accretion	11,908	10,562	28,284	24,934
General, administrative and selling expenses	12,545	8,889	32,447	26,331
Provision for restructuring, asset impairments and early retirement programs	—	—	13,114	—

	115,483	109,196	303,303	267,139

OPERATING INCOME (LOSS)	6,044	14,457	(2,386)	31,461

(Loss) gain on disposition of assets	(1)	(17)	56	55
Interest expense	(13,319)	(10,618)	(39,702)	(31,109)
Other income (expense), net	2,421	(313)	299	(739)

(LOSS) INCOME BEFORE INCOME TAXES AND CUMULATIVE EFFECT OF ACCOUNTING CHANGE	(4,855)	3,509	(41,733)	(332)
INCOME (BENEFIT) TAXES	(5,180)	1,494	(19,818)	(406)

INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE	325	2,015	(21,915)	$74
CUMULATIVE EFFECT OF ACCOUNTING CHANGE FOR ASSET RETIREMENT OBLIGATIONS (net of tax benefit of $889)	—	—	(1,391)	—

NET INCOME (LOSS)	$325	$2,015	$(23,306)	$74

PER SHARE AMOUNTS—BASIC AND ASSUMING DILUTION:
Income (loss) before cumulative effect of accounting change	$0.06	$0.40	$(4.30)	$0.01
Cumulative effect of accounting change for asset retirement obligations
(net of tax benefit of $0.18)	—	—	(0.27)	—

Net income (loss) per share—basic and assuming dilution	$0.06	$0.40	$(4.57)	$0.01

EBITDA	$18,783	$24,656	$39,265	$55,773

OGLEBAY NORTON COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)

	September 30	December 31
	2003	2002
(000's)

ASSETS
Current assets	$142,241	$123,316
Property and equipment, net	419,730	437,258
Prepaid pension costs	36,087	37,695
Other assets	89,747	89,198

	$687,805	$687,467

LIABILITIES AND STOCKHOLDERS' EQUITY
Current portion of long-term debt*	$131,587	$2,343
Other current liabilities	53,140	66,571

Current liabilities	184,727	68,914

Long-term debt	310,878	393,005
Postretirement benefit obligations	49,941	47,808
Deferred income taxes	11,691	26,769
Other long-term liabilities	34,322	35,470
Stockholders' equity	96,246	115,501

	$687,805	$687,467

*	At September 30, 2003, includes the Company's Senior Credit Facility, which was amended during the third quarter of 2003 to include a dominion of funds, whereby the daily cash receipts of the Company are collected by its banking group into a centralized bank account and used to service the outstanding debt. The Company may then borrow on its availability from the credit facility on a daily basis to fund its operating needs

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

	Nine Months Ended September 30
	2003	2002
(000's)

NET CASH USED FOR OPERATING ACTIVITIES	$(18,016)	$(4,503)

INVESTING ACTIVITIES
Capital expenditures	(14,458)	(15,060)
Acquisition of Erie Sand and Gravel Company	(6,831)	—
Proceeds from the disposition of assets	383	850

NET CASH USED FOR INVESTING ACTIVITIES	(20,906)	(14,210)

FINANCING ACTIVITIES
Net additions of long-term debt	42,669	16,534
Financing costs	(4,503)	(128)

NET CASH PROVIDED BY FINANCING ACTIVITIES	38,166	16,406

Decrease in cash and cash equivalents	(756)	(2,307)
Cash and cash equivalents, January 1	756	2,307

CASH AND CASH EQUIVALENTS, September 30	$—	$—

OGLEBAY NORTON COMPANY AND SUBSIDIARIES

CONDENSED SEGMENT INFORMATION (UNAUDITED)

	Three Months Ended September 30		Nine Months Ended September 30
	2003	2002	2003	2002
(000's)

NET SALES AND OPERATING REVENUES

Great Lakes Minerals	$51,968	$58,508	$103,404	$107,777
Global Stone	45,756	43,076	133,397	125,915
Performance Minerals	25,357	23,164	66,675	67,615
Less: intersegment revenues	(1,554)	(1,095)	(2,559)	(2,707)

TOTAL NET SALES AND OPERATING REVENUES	$121,527	$123,653	$300,917	$298,600

OPERATING INCOME (LOSS)

Great Lakes Minerals	$3,338	$8,482	$4,119	$14,942
Global Stone	5,113	4,490	12,820	13,596
Performance Minerals	3,539	3,951	(4,324)	11,182

SEGMENT OPERATING INCOME	11,990	16,923	12,615	39,720

Corporate and Other	(5,946)	(2,466)	(15,001)	(8,259)

TOTAL OPERATING INCOME (LOSS)	$6,044	$14,457	$(2,386)	$31,461

EBITDA

Great Lakes Minerals	$9,014	$14,076	$15,395	$25,380
Global Stone	8,848	7,723	23,617	23,165
Performance Minerals	5,960	5,644	14,769	16,103

SEGMENT EBITDA	23,822	27,443	53,781	64,648

Corporate and Other	(5,039)	(2,787)	(14,516)	(8,875)

TOTAL EBITDA	$18,783	$24,656	$39,265	$55,773

OGLEBAY NORTON COMPANY AND SUBSIDIARIES

RECONCILIATION OF OPERATING INCOME TO EBITDA (UNAUDITED)

EBITDA is presented in the Condensed Consolidated Statement of Operations (Unaudited) and the Condensed Segment Information (Unaudited) to provide additional information and is not a measure of financial performance under accounting principles generally accepted in the United States (GAAP). Management believes that EBITDA information is useful to the readers of its financial statements because it is a primary measure used by its banking group to assess the performance of the Company and to set covenant levels. A reconciliation of operating income (loss), the most directly comparable GAAP-based measure of financial performance, to EBITDA follows:

	Three Months Ended September 30, 2003					Nine Months Ended September 30, 2003
	Great Lakes Minerals	Global Stone	Performance Minerals	Corporate and Other	Consolidated	Great Lakes Minerals	Global Stone	Performance Minerals	Corporate and Other	Consolidated
(000's)

Operating income (loss)	$3,338	$5,113	$3,539	$(5,946)	$6,044	$4,119	$12,820	$(4,324)	$(15,001)	$(2,386)
Depreciation, depletion, amortization
and accretion	5,678	3,734	2,420	76	11,908	11,254	10,806	5,998	226	28,284
Provision for restructuring, asset impairments
and early retirement programs								13,114		13,114
(Loss) gain on disposition of assets	(2)	1	1	(1)	(1)	22	(9)	(19)	62	56
Other income, net				2,421	2,421				299	299
Non-cash charge to reserve for non-trade debtor
of the Company, included in other income				784	784				2,239	2,239
Non-cash mark-to-market expense of interest
rate swaps, included in other income				34	34				66	66
Non-cash gain to reverse product liability reserve
resulting from settlement of insurance policies,
included in other income				(2,407)	(2,407)				(2,407)	(2,407)

EBITDA	$9,014	$8,848	$5,960	$(5,039)	$18,783	$15,395	$23,617	$14,769	$(14,516)	$39,265

	Three Months Ended September 30, 2002					Nine Months Ended September 30, 2002
	Great Lakes Minerals	Global Stone	Performance Minerals	Corporate and Other	Consolidated	Great Lakes Minerals	Global Stone	Performance Minerals	Corporate and Other	Consolidated
(000's)

Operating income (loss)	$8,482	$4,490	$3,951	$(2,466)	$14,457	$14,942	$13,596	$11,182	$(8,259)	$31,461
Depreciation, depletion, amortization and accretion	5,618	3,233	1,686	25	10,562	10,466	9,432	4,975	61	24,934
(Loss) gain on disposition of assets	(24)		7		(17)	(28)	137	(54)		55
Other expense, net				(313)	(313)				(739)	(739)
Non-cash mark-to-market (income) expense of
interest rate swaps, included in other expense				(33)	(33)				62	62

EBITDA	$14,076	$7,723	$5,644	$(2,787)	$24,656	$25,380	$23,165	$16,103	$(8,875)	$55,773